Exhibit 23.2
Consent of Mitchell & Titus, LLP,
Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

•Lockheed Martin Corporation Salaried Savings Plan,
•Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees,
•Lockheed Martin Corporation Hourly Employee Savings Plan Plus, and
•Lockheed Martin Corporation Operations Support Savings Plan
(collectively, the “Plans”) of our reports dated June 24, 2019, with respect to the financial statements and supplemental schedules of the Plans included in the Plans’ Annual Reports (Form 11-K), for the year ended December 31, 2018, filed with the Securities and Exchange Commission.
/s/ Mitchell & Titus LLP

Washington, DC
April 24, 2020